SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 18, 2005
Date of Report
(Date of earliest event reported)

RITA Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-30959	94-3199149
(Commission File Number)	(I.R.S. Employer Identification No.)

967 N. Shoreline Blvd.
Mountain View, CA 94043
(Address of principal executive offices, with zip code)

(650) 314-3400
(Registrant's telephone number, including area code)

Item 1.01. Entry into a Material Definitive Agreement.

On April 18, 2005, the Board of Directors of RITA Medical Systems, Inc., a Delaware corporation (the “Company”), granted options to purchase shares of the Company's common stock to its non-employee directors under the 2000 Stock Plan. The Company's Audit Committee approved such grants. Vincent Bucci received one option grant to purchase 20,000 shares of the Company's common stock in recognition of his services as Chairman of the Board during fiscal 2004, and James E. Brands, Vincent Bucci, Thomas J. Dugan, Scott Halsted, Wesley E. Johnson, Jr., Randy Lindholm and Robert Tucker each received one option grant for 5,000 shares of the Company's common stock in recognition of their services on one or more committees of the Board of Directors during fiscal 2004. All such options have an exercise price of $3.07, the closing price of the Company's common stock on April 18, 2005, and are fully vested and immediately exercisable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITA Medical Systems, Inc.

Date: April 20, 2005	By:
/s/ Donald Stewart Donald Stewart, Chief Financial Officer and
Vice President Finance and Administration